 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2022
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle, ID 83616

(Address of principal executive offices and Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Mr. Daniel Walker resigned as the Chief Executive Officer of The Pennant Group, Inc. (the “Company”), effective August 1, 2022. In connection with Mr. Walker’s resignation, on July 25, 2022, Mr. Walker and the Company entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Walker will provide certain consulting services to the Company in connection with transitioning Mr. Walker’s successor into the Chief Executive Officer position. Pursuant to the Consulting Agreement, Mr. Walker will provide consulting services to the Company for a term commencing on August 1, 2022 and terminating on December 31, 2022 (the “Term”). During the Term, the Company will pay Mr. Walker a consulting fee of $29,583 per month, payable monthly, and will reimburse Mr. Walker for expenses incurred in performing the consulting services, expenses incurred in connection with preparing Mr. Walker’s tax returns for the 2022 calendar year and for the cost of COBRA premiums, each in accordance with the terms of the Consulting Agreement. The Consulting Agreement contains non-compete, non-solicitation and non-interference covenants in favor of the Company, as well as a customary confidentiality provision. The Consulting Agreement also includes a customary release of claims in favor of the Company. The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also on July 25, 2022 and in connection with Mr. Walker’s resignation, the Company and Mr. Walker entered into an Amendment to Restricted Stock Unit Agreement (the “RSU Amendment”), pursuant to which the parties agreed to amend the Restricted Stock Unit Agreement, dated October 1, 2019, between the Company and Mr. Walker (the “Original RSU Agreement”). Pursuant to the RSU Amendment, Mr. Walker agreed to forfeit 250,000 restricted stock units in connection with the acceleration of the vesting date under the Original RSU Agreement from October 1, 2022 to July 31, 2022. The foregoing summary of the RSU Amendment is qualified in its entirety by reference to the full text of the RSU Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement, dated July 25, 2022, between The Pennant Group, Inc. and Daniel H Walker.
10.2	Amendment to Restricted Stock Unit Agreement, dated July 25, 2022, between The Pennant Group, Inc. and Daniel H Walker.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2022	THE PENNANT GROUP, INC.
	By:	/s/ JENNIFER L. FREEMAN
Jennifer L. Freeman
Chief Financial Officer